UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 7, 2014

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On February 10, 2014, GigOptix, Inc. (the “Company”) entered into a Joint Venture and Quotaholders Agreement (the “Joint Venture Agreement”) with Fundação CPqD – Centro De Pesquisa e Desenvolvimento em Telecomunicações (CPqD), a foundation duly organized and existing under the laws of Brazil and based in Campinas, Brazil, and BrPhotonics Produtos Optoeletrônicos LTDA. (BrP), a business limited liability company organized in Brazil, pertaining to the inception of BrP as a newly established joint venture company headquartered in Campinas, Brazil which will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communication networks. Under the terms of the Joint Venture Agreement, and pursuant to the terms of the Articles of Association of BrP, which have been simultaneously amended with the entry into the Joint Venture Agreement, the Company owns 49% of the quotas of the capital in BrP. CPqD owns the remaining 51% of the quotas of the capital of BrP.

CPqD is contributing to BrP all of its Silicon Photonics (SiPh) and related technology to optical communication, know how, trade secrets and related intellectual property licenses for its interest in BrP. CPqD is also committing to support all expenses necessary for the establishing of the facilities to be leased to/used by BrP (with such facilities being provided by CPqD at its facilities in Campinas) and the research and development activities until the first anniversary of when the Joint Venture Agreement takes effect. The Company is contributing to BrP all of its Thin Film Polymer on Silicon (TFPSTM) technology and its inventory related to the TFPS platform for its interest in BrP. In addition, the complete production line equipment currently residing at the Company’s Bothell, Washington, facility will be provided to CPqD for use by BrP.

The roadmap of BrP will include a 100G DP-QPSK TOSA and ROSA for CFP2 form factor reference platforms with the integration of a TFPS modulator. Future products are expected to include the development of a next generation 100Gbps to 1Tbps TOSA and ROSA for CFP4 form factor reference platforms utilizing silicon photonics components. It is expected that BrP’s products will utilize TFPS and silicon photonics technologies to advance 100Gbps to 1Tbps fiber-optics long haul, metro links and cloud connectivity. BrP’s unique portfolio of small form factor components are expected to address and enable CFP2 and CFP4 applications by enabling greater network capacity through superior linearization, multi-level modulation, and other advanced techniques, and provide those reference platform to its customers using the BrP components.

The Board of Directors of BrP will consist of four directors, each elected for a term of two years. Two directors will be nominated by the Company and two will be nominated by CPqD. One director will serve as the Chairman of the Board of Directors for a two year term, with the chairmanship alternating between a Company director and a CPqD director in subsequent terms. Dr. Avi Katz, Chief Executive Officer of the Company, will serve as the initial Chairman of the Board of BrP. BrP will have three officers, including a Chief Executive Officer, and the management of BrP shall be performed by the Board of Directors and officers of BrP, and the acts of BrP shall be performed by the officers under the direction of the Board of Directors and the quotaholders.

The Articles of Association of BrP provide that decisions of its Board of Directors will be made by a simple majority vote, and include the definition of the general strategy of BrP, approval of its annual budget, and approval of strategic partnership arrangements and entry into agreements with either the Company or CPqD. In addition, the Articles of Association specify various decisions to be made by 75% of the quotaholders of BrP, including the appointment and compensation of directors and officers of BrP, the issuance of additional equity interest in BrP, and the formation of joint ventures.

Pursuant to the Joint Venture Agreement, neither of the Company nor BrP may transfer any of their quotas in BrP for a period of three years. After such time, the quotas are subject to a right of first refusal in favor of the non-transferring party, as well as tag-along rights. The quotaholders may also decide to implement a quota option plan for BrP’s officers and employees.

The Joint Venture Agreement provides that the Company will be the sole and exclusive global (except for Brazil) marketing and sales organization for all BrP products through December 31, 2018, and, at the Company’s option, may extend such exclusive arrangement for an additional five year period.

The Company and CPqD have agreed that until the date which is twelve months from the disassociation of either the Company or CPqD from BrP, the two parties shall not hire any person employed by BrP, unless such employee, by consent of the other quotaholder, has previously left the employment of the corresponding quotaholder to be hired by BrP, attempt to persuade any employee or contractor of BrP to leave BrP and accept employment or contract with any other entity, or persuade any client of BrP to transfer its business to any other entity. For such period, the Company and CPqD further agree not to compete with BrP’s business, whether directly or indirectly.

The Joint Venture Agreement will enter into force and take effect as to CPqD only after its terms and conditions are approved by CPqD’s Oversight Board, which will occur in March 2014, and the release of proceeds from a loan requested by CPqD before FINEP – Agência Brasileira da Inovação to support the establishment of BrP and the development of its corporate purpose and activities, and shall have a term of thirty years which automatically renews for a period of twenty years unless the Company or CPqD delivers written notice to the other at least fifteen months, and no later than twelve months, prior to the expiration of the thirty year term that it wishes to terminate the Joint Venture Agreement.

Any disputes under the Joint Venture Agreement will be governed by Brazilian law, and arbitrated in accordance with the Rules of Mediation and Arbitration of the Brazil-Canada Chamber of Commerce. In addition, the Joint Venture Agreement is drafted in both English and Portuguese, but in the event of a discrepancy between the two languages, the Portuguese language version shall prevail.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 11, 2014, the Company issued a press release announcing its preliminary revenues for the three and twelve months ended December 31, 2013 (the “Earnings Release”). The full text of the Earnings Release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 7, 2014, the Compensation Committee of the Board of Directors of the Company (the “Board”) approved one-time cash bonuses to be paid to the executive officers in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding in the following amounts:

Executive Officer	Cash Bonus
Dr. Avi Katz	$200,000
Curt Sacks	$50,000
Andrea Betti-Berutto	$15,000

On February 7, 2014, the Compensation Committee of the Board also decided to issue restricted stock units under the Company’s 2008 Equity Incentive Plan to the executive officers of the Company. The Company will withhold shares of stock subject to the restricted stock units at the time of vesting (as described below) for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such restricted stock units issued to the executive officers. The amounts and vesting schedules of the awards to the executive officers are set forth below:

Awards with one fourth of the total award vesting on the following dates – May 1, 2014, August 1, 2014, November 1, 2014 and February 1, 2015:

•	Dr. Avi Katz – 90,000 restricted stock units

•	Curt Sacks – 22,500 restricted stock units

•	Andrea Betti-Berutto – 22,500 restricted stock units

Awards with twenty-five percent of the total award vesting on February 1, 2015, and one twelfth of the remaining award vesting on May 1, August 1, November 1, and February 1 over the next twelve quarters thereafter, with the last vesting date occurring on February 1, 2018:

•	Dr. Avi Katz – 314,000 restricted stock units

•	Curt Sacks – 70,000 restricted stock units

•	Andrea Betti-Berutto – 76,000 restricted stock units

The awards are being made using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K on March 28, 2012, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

Item 8.01	Other Events

On February 11, 2014, the Company issued a press release announcing the entry into the Joint Venture Agreement and the inception of BrPhotonics Produtos Optoeletrônicos LTDA. A copy of the Company’s February 11, 2014 press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated February 11, 2014.

Exhibit 99.2	Press Release dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Date: February 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2014

99.2	Press Release dated February 11, 2014.